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                                                                     EXHIBIT 5.1


                               PERKINS COIE LLP
             A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
        1201 THIRD AVENUE, 40TH FLOOR, SEATTLE, WASHINGTON  98101-3099
            TELEPHONE:  (206) 583-8888  FACSIMILE:  (206) 583-8500

                                 June 4, 1998


Egghead.com, Inc.
22705 East Mission Avenue
Liberty Lake, WA  99019

     Re: Registration Statement on Form S-8 of Shares of Common Stock, Par Value $.01 Per Share, of Egghead.com, Inc.

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 1,000,000 shares of Common Stock, par value $.01 per share (the "Shares"), which may be issued pursuant to the Egghead.com, Inc. 1997 Nonofficer Employee Stock Option Plan (the "Plan") and 25,000 Shares which may be issued pursuant to the Egghead.com, Inc. Employee Stock Issuance Program (the "Program"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plan and pursuant to the Program have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares, issuance thereof by the Company in accordance with the terms of the Plan and with the terms of the Program, and the receipt of consideration therefor in accordance with the terms of the Plan and with the terms of the Program, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                              Very truly yours,


                              /s/ PERKINS COIE LLP